Exhibit 10.16

MANAGEMENT CONSULTING
AGREEMENT dated as of November 21, 2003,
between UAP ACQUISITION CORP., a
Delaware corporation (the “Company”), and
APOLLO MANAGEMENT V, L.P., a Delaware
limited partnership (“Apollo”).

The Company desires to avail itself (and the surviving corporation (the “Surviving Corporation”)) of the proposed merger (the “Merger”) of the Company and United Agri Products, Inc., a Delaware corporation (“UAP”), of Apollo’s expertise and consequently has requested that Apollo make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Company, the Surviving Corporation and their respective subsidiaries and affiliates and the review and analysis of certain financial and other transactions. Apollo and the Company (on behalf of itself and the Surviving Corporation) agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, Apollo has provided and shall provide such services as independent consultant to the Company and the Surviving Corporation.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company (on behalf of itself and the Surviving Corporation) and Apollo agree as follows:

Section 1. Retention of Apollo.

The Company (on behalf of itself and the Surviving Corporation) hereby retains Apollo, and Apollo accepts such retention, upon the terms and conditions set forth in this Agreement.

Section 2. Term.

This Agreement shall commence on the date hereof and, unless otherwise extended pursuant to the final sentence of this Section 2, shall terminate on the seventh anniversary of the date hereof (the “Term”). Upon the fourth anniversary of the date hereof, and at the end of each year thereafter (each of such fourth anniversary and the end of each year thereafter being a “Year End”), the Term shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 30, but no more than 60, days prior to such Year End, as applicable.

Section 3. Management Consulting Services.

(a) Apollo shall advise the Company (and after the Merger, the Surviving Corporation) concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Company, the Surviving Corporation and their subsidiaries and affiliates, in each case as the Company (or after the Merger, the Surviving Corporation) shall reasonably and specifically request by way of written notice to Apollo, which notice shall specify the services required of Apollo and shall include all background material necessary for Apollo to complete such services. Apollo shall devote such time to any such written request as Apollo shall deem, in its discretion, necessary. Such consulting services, in Apollo’s discretion, shall be rendered in person or by telephone or other communication. Apollo shall have no obligation to the Company or the Surviving Corporation as to the manner and time of rendering its services hereunder, and neither the Company nor the Surviving Corporation shall have any right to dictate or direct the details of the services rendered hereunder.

(b) The Company (on behalf of itself and the Surviving Corporation) acknowledges and agrees that Apollo (i) has structured the acquisition and the other transactions (including without limitation the Merger) contemplated by the Stock Purchase Agreement dated as of October 29, 2003 by and among ConAgra Foods, Inc., a Delaware corporation, UAP and UAP Holding Corp., a Delaware corporation (“Holding”), as amended (the “Purchase Agreement”), (ii) has arranged for financing in connection with the acquisition and the Merger, and (iii) has provided other services in connection with the transactions contemplated by the Purchase Agreement, including without limitation consulting and other advisory services in connection with a potential offering on or after the date hereof (a “Debt Offering”) by the Company or the Surviving Corporation and/or their subsidiaries or affiliates of debt securities in reliance on Rule 144A or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Apollo agrees to continue to provide services to the Company (and, after the Merger, the Surviving Corporation) in connection with the consummation of the transactions contemplated by the Purchase Agreement and each of the documents referred to therein.

(c) Apollo shall perform all services to be provided hereunder as an independent contractor to the Company (and, after the Merger, the Surviving Corporation) and not as an employee, agent or representative of the Company or the Surviving Corporation. Apollo shall have no authority to act for or to bind the Company or the Surviving Corporation, without its prior written consent.

(d) This Agreement shall in no way prohibit Apollo or any of its partners or Affiliates or any director, officer, partner or employee of Apollo or any of its partners or Affiliates from engaging in other activities, whether or not competitive with any business of the Company, the Surviving Corporation or any of their respective subsidiaries or affiliates.

Section 4. Compensation.

(a) As consideration for Apollo’s agreement to render the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by Apollo, the Company (on behalf of itself and the Surviving Corporation) agrees to pay to Apollo an annual fee of $1,000,000.00, payable in equal quarterly installments of $250,000.00 each on the first day of each fiscal quarter (or, if such date is not a business day, on the next business day thereafter).

(b) As consideration for services rendered and Apollo’s agreement to render services as set forth in Section 3(b), the Company (on behalf of itself and the Surviving Corporation) agrees to pay to Apollo a fee of $5,000,000.00, which shall be earned and payable upon the filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to an exchange offer for debt securities issued in connection with a Debt Offering; provided, however, that if (i) the Form S-4 has not been filed with the SEC by January 15, 2004 and (ii) Apollo has continued to provide consulting and other advisory services in connection with the potential Debt Offering through such date, then the fee will be earned and payable on such date.

(c) Upon presentation by Apollo to the Company (or, after the Merger, the Surviving Corporation) of such documentation as may be reasonably requested by the Company (or, after the Merger, the Surviving Corporation), the Company (or, after the Merger, the Surviving Corporation) shall reimburse Apollo for all out-of-pocket expenses, including, without limitation, legal fees and expenses, and other disbursements incurred by Apollo, its Affiliates or any of its Affiliates’ directors, officers, employees or agents in the performance of Apollo’s obligations hereunder, whether incurred on or prior to the date hereof, including, without limitation, out-of-pocket expenses incurred in connection with the transactions contemplated by the Purchase Agreement and each of the documents referred to therein.

(d) Nothing in this Agreement shall have the effect of prohibiting Apollo or any of its Affiliates from receiving from the Company (or, after the Merger, the Surviving Corporation) or any of their subsidiaries or Affiliates any other fees, including any fee payable pursuant to Section 6.

(e) Reference is made to the (i) Credit Agreement, to be entered into simultaneously with consummation of the transactions contemplated by the Purchase Agreement (as amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), dated as of November 24, 2003 and entered into by and among UAP, United Agri Products Canada, Inc., an entity organized under the federal laws of Canada, the other persons designated as “Credit Parties” on the signature pages thereto, the financial institutions who are or hereafter become parties to the Credit Agreement as Lenders, General Electric Capital Corporation, a Delaware corporation, as the initial L/C Issuer and as Agent and GE Canada Finance Inc., an entity organized under the federal laws of Canada, and (ii) the Bridge Loan Agreement, to be entered simultaneously with consummation of the transactions contemplated by the Purchase Agreement (as amended, restated, modified or supplemented and in effect from time to time, the “Bridge Loan Agreement”), dated as of November 24, 2003, among United Agri Products, Inc., as Borrower, the other persons that are designated as Guarantors, as Guarantors, the Lenders from time to time a party thereto, UBS Securities LLC, as Arranger and UBS AG, Stamford Branch, as Administrative Agent. Any portion of the fees payable to Apollo under this Agreement which the Company (or, after the Merger, the Surviving Corporation) is prohibited from paying to Apollo under any agreement governing indebtedness of the Company (or, after the Merger, the Surviving Corporation) having an outstanding principal amount of $50,000,000.00 or more, including, without limitation, the Credit Agreement and/or the Bridge Loan Agreement (collectively, the “Debt Instruments”), shall be deferred, shall accrue and shall be payable at the earliest time permitted under such Debt Instruments or upon the payment in full of all obligations under such Debt Instruments. The Company (or, after the Merger, the

Surviving Corporation) shall notify Apollo if the Company or the Surviving Corporation, as the case may be, shall be unable to pay any fees pursuant to the Debt Instruments, on each date on which the Company (or, after the Merger, the Surviving Corporation) would otherwise make a payment of fees under this Agreement to Apollo.

Section 5. Indemnification.

The Company (on behalf of itself and the Surviving Corporation) agrees that it shall indemnify and hold harmless Apollo, its Affiliates and its Affiliates’ directors, officers, employees and agents (collectively, the “Indemnified Persons”) on demand from and against any and all liabilities, costs, expenses and disbursements (collectively, “Claims”) of any kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, neither the Company nor the Surviving Corporation shall be liable for any Claim under this Section 5 arising from the willful misconduct of any Indemnified Person.

Section 6. Other Services.

If the Company (or, after the Merger, the Surviving Corporation) shall determine that it is advisable for the Company (or, after the Merger, the Surviving Corporation) to hire a financial advisor, consultant, investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it shall notify Apollo of such determination in writing. Promptly thereafter, upon the request of Apollo, the parties shall negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company (or, after the Merger, the Surviving Corporation) to hire Apollo or its Affiliates for such services. The Company (or, after the Merger, the Surviving Corporation) may not hire any person, other than Apollo or its Affiliates, for any services, unless (a) the parties are unable to agree after 30 days following receipt by Apollo of such written notice, (b) such other person has a reputation that is at least equal to the reputation of Apollo in respect of such services, (c) ten business days shall have elapsed after the Company (or, after the Merger, the Surviving Corporation) provides a written notice to Apollo of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided and (d) the compensation to be paid is not more than Apollo was willing to accept in the negotiations described above, and (e) the indemnification to be provided is not more favorable to the Company (or, after the Merger, the Surviving Corporation) than the indemnification that Apollo was willing to accept in the negotiations described above. In the absence of an express agreement to the contrary, at the closing of any merger, acquisition or similar transaction, Apollo shall receive a fee equal to 1% of the aggregate enterprise value paid or provided by the Company (or, after the Merger, the Surviving Corporation) (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained, (y) indebtedness acquired, assumed or refinanced and (z) any other consideration or compensation paid in connection with such transaction).

Section 7. Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Apollo, to:

Apollo Investment Fund V, L.P.
c/o Apollo Management, L.P.
1301 Avenue of the Americas
38th Floor
New York, New York 10019
Attention: Marc Becker
Telecopier: (212) 515-3264

if to the Company (or, after the Merger, the Surviving Corporation), to it at:

c/o Apollo Management, L.P.
1301 Avenue of the Americas
38th Floor
New York, New York 10015
Attention: Marc Becker
Telecopier: (212) 515-3264

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8. Benefits of Agreement.

This Agreement shall bind and inure to the benefit of Apollo, the Company, the Surviving Corporation, the Indemnified Persons and any successors to or assigns of Apollo, the Company and the Surviving Corporation; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo.

Section 9. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

Section 10. Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 11. Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 12. Counterparts.

This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 13. Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 14. Affiliates.

For purposes of this Agreement, the term “Affiliate,” with respect to Apollo, shall include, without limitation, Apollo Investment Fund V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Partners V GMBH & Co., Apollo Overseas Partners V, L.P., Apollo Advisors V, L.P., and Apollo Capital Management V, Inc. (collectively, the “Funds”), the general partner of Apollo, the general partner of each of the Funds and each person controlling, controlled by or under common control with any of the foregoing persons.

IN WITNESS WHEREOF, the parties have duly executed this Management Consulting Agreement as of the date first above written.

UAP ACQUISITION CORP.

By:	/s/ Stan Parker
Name:	Stan Parker
Title:	Authorized Representative

APOLLO MANAGEMENT V, L.P.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:	/s/ Marc Becker
Name:	Marc Becker
Title:	Authorized Representative